Exhibit 32.1
Written Statement
Pursuant To
18 U.S.C. Section 1350
The undersigned, Steven G. Murdock, the Chief Executive Officer of Meade Instruments Corp. (the “Company”), pursuant to 18 U.S.C. § 1350, hereby certifies that:
(i) the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2010 (the “Report”) fully complies with the requirements of Sections 13(a) and 15(d) of the Securities Exchange Act of 1934; and
(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: May 21, 2010

By:	/s/ STEVEN G. MURDOCK Chief Executive Officer